For additional information, contact:
Mark Fusler Corporate Controller and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavcoindustries.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2025 FOURTH QUARTER AND YEAR END RESULTS
Net income per diluted share was $4.47 and Adjusted net income (non-GAAP) per diluted share was $5.40 after previously announced non-cash charge
PHOENIX, May 22, 2025 (GLOBE NEWSWIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) today announced financial results for the fourth quarter and fiscal year ended March 29, 2025.
Quarterly Highlights
•Net revenue of $508 million up 21% from $420 million in the prior year quarter.
•Gross profit as a percentage of Net revenue was 22.8% with factory-built housing Gross profit as a percentage of Net revenue at 22.3%, down 80 basis points ("bps") and 10 bps, respectively, from last year's fourth quarter.
•Net income and Adjusted net income (non-GAAP)* were $36 million and $44 million, respectively. Net income per diluted share attributable to Cavco common stockholders was $4.47 and Adjusted net income (non-GAAP) per diluted share* was $5.40 compared to $4.03 in last year's fourth quarter.
Full Fiscal Year Highlights
•Net revenue was $2,015 million, up $221 million or 12.3% compared to $1,795 million last year.
•Factory-built housing Gross profit as a percentage of Net revenue was 22.9%, compared to 23.2% in the prior year.
•Income before income taxes was $211 million, up $12 million or 6.0% compared to $199 million in the prior year.
•Net income per diluted share attributable to Cavco common stockholders was $20.71 compared to $18.37 last year. Adjusted net income (non-GAAP) per diluted share* for the year ended was $21.63.
•Backlogs at March 29, 2025 were $197 million, up from $191 million at March 30, 2024.
•Stock repurchases were approximately $150 million in the year.
•On May 20, 2025, the Company's Board of Directors approved an additional $150 million stock repurchase program.
Commenting on the results, Bill Boor, President and Chief Executive Officer, said, "A significant pickup in activity in March helped close out a solid quarter after unusually harsh weather across the southern states in February impacted the transition into the Spring selling season. We held production levels throughout the quarter and are well positioned to increase from here as the market allows."
He continued, “As previously announced, in the 4th quarter, we significantly improved our go-to-market position by unifying our 31 manufacturing facilities under the Cavco name. Going forward, national product lines will logically segment our homes based on specific characteristics, simplifying the home search process for our home buyers. All of this leverages our national marketing efforts and the strength we have built in our Cavco name.”
*Adjusted net income (non-GAAP) and adjusted net income (non-GAAP) per diluted share exclude a $10.0 million non-cash charge related to the abandonment of indefinite-lived assets associated with the Company's prior brands. See the Exhibit A for the calculation of adjusted results and the manner in which the adjusted measures are determined in this press release.

Three months ended March 29, 2025 compared to three months ended March 30, 2024

	Three Months Ended
($ in thousands, except revenue per home sold)	March 29, 2025	March 30, 2024	Change
Net revenue
Factory-built housing	$487,860	$398,493	$89,367	22.4%
Financial services	20,498	21,625	(1,127)	(5.2)%
	$508,358	$420,118	$88,240	21.0%

Factory-built modules sold	8,260	6,231	2,029	32.6%

Factory-built homes sold (consisting of one or more modules)	5,060	3,938	1,122	28.5%

Net factory-built housing revenue per home sold	$96,415	$101,192	$(4,777)	(4.7)%
•In the factory-built housing segment, the increase in Net revenue was primarily due to higher sales volume, partially offset by a lower proportion of homes sold through our Company-owned stores, lower average selling price primarily caused by product price decreases, and sales mix.
•Financial services segment Net revenue decreased primarily due to fewer loan sales in the current period compared to the prior year, partially offset by higher insurance premiums.

	Three Months Ended
($ in thousands)	March 29, 2025	March 30, 2024	Change
Gross profit
Factory-built housing	$108,573	$89,288	$19,285	21.6%
Financial services	7,544	9,727	(2,183)	(22.4)%
	$116,117	$99,015	$17,102	17.3%

Gross profit as % of Net revenue
Consolidated	22.8%	23.6%	N/A	(0.8)%
Factory-built housing	22.3%	22.4%	N/A	(0.1)%
Financial services	36.8%	45.0%	N/A	(8.2)%

Selling, general and administrative expenses
Factory-built housing	$71,458	$55,937	$15,521	27.7%
Financial services	6,029	5,485	544	9.9%
	$77,487	$61,422	$16,065	26.2%

Income from operations
Factory-built housing	$37,115	$33,351	$3,764	11.3%
Financial services	1,515	4,242	(2,727)	(64.3)%
	$38,630	$37,593	$1,037	2.8%
•In the factory-built housing segment, Gross profit increased from higher sales volume. Selling, general and administrative expenses increased primarily as a result of a $10.0 million one-time, non-cash charge related to the adjustment of certain legacy brand intangibles due to the consolidation of the Company's brand as well as increased incentive compensation on higher earnings.

•In the financial services segment, Gross profit decreased primarily due to reduced revenue from loan sales compared to the prior year.

	Three Months Ended
($ in thousands, except per share amounts)	March 29, 2025	March 30, 2024	Change
Net income attributable to Cavco common stockholders	$36,330	$33,934	$2,396	7.1%
Diluted net income per share	$4.47	$4.03	$0.44	10.9%
Adjusted net income (non-GAAP) attributable to Cavco common stockholders	$43,900	$33,934	$9,966	29.4%
Adjusted diluted net income (non-GAAP) per share	$5.40	$4.03	$1.37	34.0%

Year ended March 29, 2025 compared to the year ended March 30, 2024

	Year Ended
($ in thousands, except revenue per home sold)	March 29, 2025	March 30, 2024	Change
Net revenue
Factory-built housing	$1,933,111	$1,716,607	$216,504	12.6%
Financial services	82,347	78,185	4,162	5.3%
	$2,015,458	$1,794,792	$220,666	12.3%

Factory-built modules sold	32,428	27,355	5,073	18.5%

Factory-built homes sold (consisting of one or more modules)	19,753	16,928	2,825	16.7%

Net factory-built housing revenue per home sold	$97,864	$101,406	$(3,542)	(3.5)%
•In the factory-built housing segment, the year-over-year increase in Net revenue was primarily due to higher home sales volume, partially offset by lower average selling prices.
•Financial services segment Net revenue increased year-over-year primarily due to higher insurance premiums in the current year compared to the prior year, partially offset by reduced revenue from loan sales.

	Year Ended
($ in thousands)	March 29, 2025	March 30, 2024	Change
Gross profit
Factory-built housing	$441,796	$398,919	$42,877	10.7%
Financial services	23,795	27,983	(4,188)	(15.0)%
	$465,591	$426,902	$38,689	9.1%

Gross profit as % of Net revenue
Consolidated	23.1%	23.8%	N/A	(0.7)%
Factory-built housing	22.9%	23.2%	N/A	(0.3)%
Financial services	28.9%	35.8%	N/A	(6.9)%

Selling, general and administrative expenses
Factory-built housing	$253,027	$226,267	$26,760	11.8%
Financial services	22,288	21,653	635	2.9%
	$275,315	$247,920	$27,395	11.0%

Income from operations
Factory-built housing	$188,769	$172,652	$16,117	9.3%
Financial services	1,507	6,330	(4,823)	(76.2)%
	$190,276	$178,982	$11,294	6.3%
•In the factory-built housing segment, Gross profit increased from higher home sales, partially offset by lower average selling prices. Selling, general and administrative expenses increased as a result of higher incentive compensation on higher sales and a $10.0 million one-time, non-cash charge related to the adjustment of certain legacy brand intangibles due to the consolidation of the Company's brand.
•In the financial services segment, Gross profit decreased primarily due to higher weather related insurance claims and reduced revenue from loan sales.

	Year Ended
($ in thousands, except per share amounts)	March 29, 2025	March 30, 2024	Change
Net income attributable to Cavco common stockholders	$171,036	$157,817	$13,219	8.4%
Diluted net income per share	$20.71	$18.37	$2.34	12.7%
Adjusted net income (non-GAAP) attributable to Cavco common stockholders	$178,606	$157,817	$20,789	13.2%
Adjusted diluted net income (non-GAAP) per share	$21.63	$18.37	$3.26	17.7%

Conference Call Details
Cavco's management will hold a conference call to review these results tomorrow, May 23, 2025 at 10:00 a.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone. To participate by phone, please register at https://register-conf.media-server.com/register/BI85f7eec4412a43548b6e4cb2cb1bae0e to receive the dial in number and your PIN. An archive of the webcast and presentation will be available for 60 days at https://investor.cavco.com.

About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These forward-looking statements reflect Cavco's current expectations and projections with respect to our expected future business and financial performance, including, among other things: (i) expected financial performance and operating results, such as revenue and gross margin percentage; (ii) our liquidity and financial resources; (iii) our outlook with respect to the Company and the manufactured housing business in general; (iv) the expected effect of certain risks and uncertainties on our business; and (iv) the strength of Cavco's business model. These statements may be preceded by, followed by, or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "goal," "intend," "likely," "outlook," "plan," "potential," "project," "seek," "target," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. A number of factors could cause actual results or outcomes to differ materially from those indicated by these forward-looking statements. These factors include, among other factors, Cavco's ability to manage: (i) customer demand and the availability of financing for our products; (ii) labor shortages and the pricing, availability, or transportation of raw materials; (iii) the impact of local or national emergencies; (iv) excessive health and safety incidents or warranty and construction claims; (v) increases in cancellations of home sales; (vi) information technology failures or cyber incidents; (vii) our ability to maintain the security of personally identifiable information of our customers, (viii) compliance with the numerous laws and regulations applicable to our business, including state, federal, and foreign laws relating manufactured housing, privacy, the internet, and accounting matters; (ix) successful defense against litigation, government inquiries, and investigations, and (x) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the "SEC") by Cavco. The forward-looking statements herein represent the judgment of Cavco as of the date of this release and Cavco disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This press release should be read in conjunction with the information included in the Company's other press releases, reports, and other filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended March 30, 2024 as may be updated from time to time in future filings on Form 10-Q and other reports filed by the Company pursuant to the Securities Exchange Act of 1934, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Understanding the information contained in these filings is important in order to fully understand Cavco's reported financial results and our business outlook for future periods.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	March 29, 2025	March 30, 2024
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$356,225	$352,687
Restricted cash, current	18,535	15,481
Accounts receivable, net	105,849	77,123
Short-term investments	19,842	18,270
Current portion of consumer loans receivable, net	35,852	20,713
Current portion of commercial loans receivable, net	43,492	40,787
Current portion of commercial loans receivable from affiliates, net	2,881	2,529
Inventories	252,695	241,339
Prepaid expenses and other current assets	74,815	82,870
Total current assets	910,186	851,799
Restricted cash	585	585
Investments	18,067	17,316
Consumer loans receivable, net	20,685	23,354
Commercial loans receivable, net	48,605	45,660
Commercial loans receivable from affiliates, net	4,768	2,065
Property, plant and equipment, net	227,620	224,199
Goodwill	121,969	121,934
Other intangibles, net	16,731	28,221
Operating lease right-of-use assets	35,576	39,027
Deferred income taxes	1,853	—
Total assets	$1,406,645	$1,354,160
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$37,195	$33,531
Accrued expenses and other current liabilities	265,971	239,736
Total current liabilities	303,166	273,267
Operating lease liabilities	31,538	35,148
Other liabilities	7,359	7,759
Deferred income taxes	—	4,575
Total liabilities	342,063	320,749
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Issued 9,436,732 and 9,389,953 shares, respectively; Outstanding 8,008,012 and 8,320,718 shares, respectively	94	94
Treasury stock, at cost; 1,428,720 and 1,069,235 shares, respectively	(424,624)	(274,693)
Additional paid-in capital	290,940	281,216
Retained earnings	1,198,163	1,027,127
Accumulated other comprehensive income (loss)	9	(333)
Total stockholders' equity	1,064,582	1,033,411
Total liabilities and stockholders' equity	$1,406,645	$1,354,160

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Net revenue	$508,358	$420,118	$2,015,458	$1,794,792
Cost of sales	392,241	321,103	1,549,867	1,367,890
Gross profit	116,117	99,015	465,591	426,902
Selling, general and administrative expenses	77,487	61,422	275,315	247,920
Income from operations	38,630	37,593	190,276	178,982
Interest income	4,533	5,334	21,089	20,998
Interest expense	(147)	(284)	(517)	(1,649)
Other (expense) income, net	(93)	292	222	849
Income before income taxes	42,923	42,935	211,070	199,180
Income tax expense	(6,593)	(9,001)	(40,034)	(41,275)
Net income	36,330	33,934	171,036	157,905
Less: net income attributable to redeemable noncontrolling interest	—	—	—	88
Net income attributable to Cavco common stockholders	$36,330	$33,934	$171,036	$157,817

Net income per share attributable to Cavco common stockholders
Basic	$4.53	$4.07	$20.97	$18.55
Diluted	$4.47	$4.03	$20.71	$18.37
Weighted average shares outstanding
Basic	8,015,611	8,338,595	8,157,615	8,506,673
Diluted	8,120,407	8,428,613	8,259,956	8,591,911

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Capital expenditures	$6,174	$4,184	$21,427	$17,421
Depreciation	$4,578	$4,279	$17,729	$16,956
Amortization of other intangibles	$376	$392	$1,530	$1,569

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CAVCO INDUSTRIES, INC.
Exhibit A: Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted Net Income per Diluted Share
(Dollars in thousands)
(Unaudited)
Use of non-GAAP measures
To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report non-GAAP financial measures such as Adjusted net income and Adjusted net income per diluted share. The $10.0 million non-cash charge relates to the adjustment of certain legacy brand indefinite-lived intangible values due to the unification of the Company's extensive manufacturing brand lineup under the Cavco name. This charge is tax effected and excluded from Adjusted net income and Adjusted earnings per diluted share because it is a non-cash charge that is non-recurring and not indicative of the Company's core operational results. These non-GAAP financial measures are not a substitute for GAAP results and should be considered in conjunction with GAAP results.

	Three Months Ended	Year Ended
	March 29, 2025	March 29, 2025
Adjusted net income
As reported Net income (GAAP)	$36,330	$171,036
Plus after-tax impact (1) of indefinite lived asset charge	7,570	7,570
Adjusted net income (non-GAAP)	$43,900	$178,606

Earnings per diluted share
As reported diluted earnings per share (GAAP)	$4.47	$20.71
After-tax impact of indefinite lived asset charge	0.93	0.92
Adjusted net income (non-GAAP) per diluted share	$5.40	$21.63

(1) The impact to net income reflects the tax effect of the noted item, which is based on the enacted rate in the jurisdiction in which the expense is deductible.

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